Exhibit 99.1

TOWER BANCORP INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	3/31/2007	3/31/2006
	(,000)	(,000)
ASSETS
CASH AND DUE FROM BANKS	$11,322	$9,596
INTEREST BEARING BALANCES WITH BANKS	97	97
FEDERAL FUNDS SOLD	40,561	11,405

INVESTMENTS	85,424	81,496

LOANS:	390,350	228,265
RESERVE FOR LOAN LOSSES	(3,715)	(2,202)

BANK PREMISES, FURNITURE & FIXTURES	9,495	5,221
OTHER REAL ESTATE OWNED	1,901	1,635
GOODWILL	16,537	0
CORE DEPOSIT INTANGIBLE	1,988	0
OTHER ASSETS	16,276	10,012

TOTAL ASSETS	$570,236	$345,525

LIABILITIES AND CAPITAL
DEPOSITS
DEMAND	$42,290	$28,087
SAVINGS	227,044	132,518
TIME	174,243	90,163

TOTAL DEPOSITS	$443,577	$250,768

LIABILITIES FOR BORROWED MONEY	36,410	36,077
FEDERAL FUNDS PURCHASED	0	0
OTHER LIABILITIES	8,334	8,287

TOTAL LIABILITIES	$488,321	$295,132

EQUITY CAPITAL
CAPITAL STOCK:
AUTHORIZED 5,000,000 SHARES
ISSUED 2,420,481 SHARES	$2,225	$2,225
SURPLUS	34,868	6,871
UNDIVIDED PROFITS	37,504	32,447
NET UNREALIZED GAIN (LOSS)	9,794	10,489
LESS: TREASURY STOCK (2007 - 65,451 SHS)	(2,476)	(1,639)

TOTAL EQUITY CAPITAL	$81,915	$50,393

TOTAL LIABILITIES AND CAPITAL	$570,236	$345,525

BOOK VALUE	$34.78	$29.09